Exhibit 10.2

[EXECUTION COPY]

WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this “Agreement”), is made and entered into as of August 7, 2007 (the “Effective Date”), by and among James River Coal Company, a corporation organized under the laws of Virginia (“JRCC”), and certain of JRCC’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with JRCC, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other credit parties hereto, identified on the signature pages hereof as Guarantors (together, the Borrowers and Guarantors, the “Credit Parties”), the lenders party hereto from time to time (the “Lenders”), General Electric Capital Corporation (“GECC”), a corporation formed under the laws of Delaware, as co-lead arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and as collateral agent for the Lenders (in such capacity, the “Collateral Agent”), with Morgan Stanley Senior Funding, Inc., having acted as co-lead arranger for the Lenders with GECC.

W I T N E S S E T H:

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, the Lenders and L/C Issuers party thereto, and the Administrative Agent are parties to that certain Revolving Credit Agreement, dated as of February 26, 2007 (as amended, restated, supplemented and revised from time to time, the “Credit Agreement”), pursuant to which the Lenders have committed to make certain loans and other extensions of credit to the Borrowers upon the terms and conditions set forth therein; and

WHEREAS, the Borrowers have requested that the Lenders make certain changes to the Credit Agreement and that the Lenders consent to certain actions of the Borrowers; and

WHEREAS, the Lenders are willing, upon and subject to certain conditions, to amend the Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.    Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.    Waiver. The Administrative Agent and the undersigned Lenders, subject to the terms and conditions of this Agreement, including without limitation the conditions to effectiveness specified in Section 8 below, hereby waive any Default or Event of Default solely occurring by reason of the Borrower’s failure to comply with (a) the Minimum Consolidated EBITDA covenant set forth in Section 10.01 solely for the period ending on June 30, 2007 and (b) the Leverage Ratio covenant set forth in Section 10.02 solely for the period ending on June 30, 2007.

3.    Consent. (a) Subject to the limitations set forth in Section 9.05(e) of the Credit Agreement (as amended hereby), the Required Lenders hereby consent to JRCC’s issuance and/or sale of shares of common stock in JRCC (the “Equity Issuance”) under the Registration Statement on Form S-3 filed by JRCC with the Securities & Exchange Commission on June 7, 2007 (the “Shelf Registration”).

(b)    The parties hereto further agree that notwithstanding the limitations set forth in Section 9.02 of the Credit Agreement, at least fifty percent (50%) of the Net Offering Proceeds of any Equity Issuance shall be, upon receipt, segregated into a Cash Management Account and may be offered as a mandatory prepayment to the Term Lenders (the “Equity Repayment”). In the event any Term Lender does not accept its pro rata share of such Equity Prepayment, such Term Lender’s pro rata share of the Equity Repayment may be retained by JRCC, or used by Borrowers for any corporate purpose (including, without limitation, to prepay, purchase or otherwise redeem the 9.375% Senior Notes due 2012); provided however, that no prepayment of Indebtedness, other than the Obligations and the Term Loan Obligations, shall be permitted if, after giving effect to such prepayment on a pro forma basis, any Default or Event of Default shall have occurred. Notwithstanding the above, no Equity Repayment shall be required in connection with up to an aggregate amount of $40,000,000 of the Net Offering Proceeds of any Equity Issuance occurring prior to March 30, 2008.

4.    Amendments to the Credit Agreement.

(a)    Section 1.01 of the Credit Agreement, Definitions, is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Disqualified Equity Interest” means any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date six months after the earlier of the Maturity Date or the date that the Commitments and the Obligations hereunder are no longer outstanding, or (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interest referred to in (a) above, in each case at any time on or prior to the date six months after the earlier of the Maturity Date or the date that the Commitments and the Obligations hereunder are no longer outstanding, or (c) contains any repurchase obligation which may come into effect prior to payment in full of all Obligations.

“First Amendment Date” means the effective date of the Waiver, Consent and First Amendment to Revolving Credit Agreement dated as of August 7, 2007.

“Mandated Capital Expenditures” means the amount of any Capital Expenditures required to be made by the Credit Parties as the result of any law or regulation, directive, guideline or decision of any Governmental Authority (including without limitation the Mine Improvement and New Emergency Response Act of 2006 and MSHA safety initiatives implemented in 2006 and 2007); provided that the aggregate amount of all such Capital Expenditures shall not exceed $5,000,000 within any consecutive period of twelve months.

“Minimum Liquidity” means cash and Cash Equivalents of the Credit Parties held in Cash Management Accounts plus Availability.

“Minimum Liquidity Threshold” has the meaning ascribed to such term in Section 10.04.

“Net Offering Proceeds” means an amount equal to the cash and Cash Equivalents raised in any initial or secondary public or private offering or sale of any equity security of any Credit Party minus any direct, reasonable costs, fees, taxes, commissions and underwriting discounts incurred and paid in connection therewith.

“Shelf Registration” means that certain Registration Statement on Form S-3 filed by JRCC with the Securities & Exchange Commission on June 7, 2007.

(b)    Section 1.01 of the Credit Agreement, Definitions, is hereby amended by deleting the definition of “Applicable Margin” and substituting in lieu thereof the following:

“Applicable Margin” means, one and three quarter percentage points (1.75%) in the case of Base Rate Loans and two and three quarter percentage points (2.75%) in the case of LIBOR Rate Loans.

(c)    Section 4.04(b) of the Credit Agreement, Fees, is hereby amended by replacing the percentage of “2.00%” set forth in the second line thereof with the percentage of “2.75%”.

(d)    Section 9.05 of the Credit Agreement, Limitation on Issuance of Equity Interests, is hereby amended by deleting the word “or” following clause (c) thereof and inserting the following new clause (e) immediately following clause (d) thereof:

“or (e) issuances of Equity Interests (other than Disqualified Equity Interests) consisting solely of common stock of JRCC, under the Shelf Registration to the holders of any Indebtedness in exchange for, or as a redemption or repayment of, any or all such Indebtedness.”

(d)    Section 9.15, Securities Accounts; Deposit Accounts, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

“SECTION 9.15    Securities Accounts; Deposit Accounts. Subject to the Security Agreement and except as permitted by SECTION 5.01(v), it shall not establish or maintain any Securities Account, Deposit Account or similar account unless the Collateral Agent shall have received a Control Agreement in respect of such Securities Account, Deposit Account or similar account; provided that, this requirement shall not apply to (A) any Deposit Account with an average daily balance of less than $100,000, so long as the aggregate daily balances in all such accounts do not exceed $1,000,000, (B) any payroll, withholding tax or other fiduciary account or (C) any account for payment of workers compensation and employment claims. Each Credit Party shall comply in all material respects with the provisions of each Control Agreement to which it is a party.

(e)    Section 9.18, Minimum Availability. The Credit Agreement is hereby amended by inserting the following as a new Section 9.18.

“SECTION 9.18    Minimum Availability. It shall not permit Availability to be less than $10,000,000 at any time, unless and until Consolidated EBITDA for the twelve (12)-month period ended on the last date of any fiscal quarter ending on or after September 30, 2008 as reported under Section 10.01 is greater than $75,000,000, from and after which date this Section 9.18 shall no longer apply.”

(f)    Section 10.01, Minimum Consolidated EBITDA, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

“SECTION 10.01    Minimum Consolidated EBITDA. The Credit Parties  shall not permit Consolidated EBITDA:

        (a)    for the nine (9) month period ending as of September 30, 2007 to be  less than $19.0 million, and

        (b)    for the twelve (12)-month period ending on any date set forth in the  table below to be less than the amount set forth opposite such date:

Measurement Period Ending	Consolidated EBITDA
December 31, 2007	$23.2 million
March 31, 2008	$24.1 million
June 30, 2008	$34.5 million
September 30, 2008	$40.4 million
December 31, 2008	$47.0 million
March 31, 2009	$54.1 million
June 30, 2009	$61.3 million
September 30, 2009	$72.2 million
December 31, 2009	$78.9 million
March 31, 2010	$78.9 million
June 30, 2010	$78.1 million
September 30, 2010	$76.5 million
December 31, 2010	$78.8 million

(g)    Section 10.02, Leverage Ratio, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:

                                                 “SECTION 10.02  Leverage Ratio. The Credit Parties shall not permit  the Leverage Ratio for the Credit Parties as of any date set forth in the table below to be  greater than the amount set forth opposite such date:

Measurement Period Ending	Leverage Ratio
September 30, 2007	4.5x
December 31, 2007	4.9x
March 31, 2008	5.0x
June 30, 2008	3.6x
September 30, 2008	3.0x
December 31, 2008	2.6x
March 31, 2009	2.2x
June 30, 2009	2.0x
September 30, 2009	1.7x
December 31, 2009	1.5x
March 31, 2010	1.5x
June 30, 2010	1.5x
September 30, 2010	1.6x
December 31, 2010	1.5x

(h)       Section 10.03, Capital Expenditures, of the Credit Agreement is hereby amended by deleting such Section in its entirety and inserting the following in lieu thereof:
“SECTION 10.03    Capital Expenditures. The Credit Parties shall not make or agree to make any Capital Expenditure (other than Mandated Capital Expenditures) for the most recently ended Fiscal Year that would cause the aggregate amount of all such Capital Expenditures made by the Credit Parties to exceed the amount set forth opposite such Fiscal Year:

Fiscal Year Ending	Capital Expenditures (other than Mandated Capital Expenditures)
December 31, 2007	$56.1 million
December 31, 2008	$56.1 million
December 31, 2009 and each Fiscal Year thereafter	$66.0 million

provided, however, to the extent that actual Capital Expenditures (exclusive of Mandated Capital Expenditures) for any Fiscal Year are less than the maximum amount set forth above for such Fiscal Year, such unused amount may be carried forward and used only in the next Fiscal Year (where it shall be deemed to be spent last).”

(i) Section 10.04, Minimum Liquidity Threshold. The Credit Agreement is hereby amended by adding a new Section 10.04 as follows:

“SECTION 10.04    Minimum Liquidity Threshold. The Credit Parties shall not permit the Minimum Liquidity for the Credit Parties to be less than the amount set forth below (the “Minimum Liquidity Threshold”).

Measurement Date	Minimum Liquidity
At all times beginning from and after August 7, 2007	$10 million
On December 31, 2007	$25 million
On March 31, 2008	$20 million
At all other times	$10 million

provided, however, that if as of the end of any fiscal quarter ended on or after September 30, 2008 that the Credit Parties’ Consolidated EBITDA for the twelve (12)-month period ending on the most recent date set forth in Section 10.01 is more than $75,000,000, then from and after such date, the Credit Parties shall no longer be required to meet the Minimum Liquidity Threshold.”

5.    Affirmation and Acknowledgment of the Borrowers.  The Borrowers hereby ratify and confirm all of their Obligations to the Lenders, including, without limitation, the Loans, and the Borrowers hereby affirm their absolute and unconditional promise to pay to the Lenders all indebtedness, obligations and liabilities in respect of the Loans, the Letters of Credit, and all other amounts due under the Credit Agreement and the other Loan Documents as amended hereby. The Borrowers hereby confirm that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrowers as security for the Obligations.

6.     No Other Waivers, Amendments or Consents.

Except for the waiver in Section 2, the consents in Section 3 hereof and the amendments expressly set forth and referred to in Section 4 hereof, the Credit Agreement shall remain unchanged and in full force and effect. The waiver and consents contained herein shall not extend beyond the terms expressly set forth herein for such waiver and consents, nor impair any right or power accruing to the Administrative Agent or any Lender with respect to any other Default or Event of Default or any Default or Event of Default which occurs after the date hereof. Nothing in this Agreement is intended or shall be construed to be a novation of any Obligations or any part of the Credit Agreement or any of the other Loan Documents or to affect, modify or impair the continuity or perfection of the Administrative Agent’s Liens under the Credit Agreement and Loan Documents.

7.    Representations, Warranties and Covenants. To induce the undersigned Lenders to enter into this Agreement, the Credit Parties hereby warrant, represent and covenant to and with to the Lenders and the Administrative Agent that: (a) this Agreement has been duly authorized, executed and delivered by the Credit Parties; (b) this Agreement and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms; (c) after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing as of this date; (d) no approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Credit Parties of this Agreement or the Credit Agreement as amended hereby; and (e) after giving effect to this Agreement, all of the representations and warranties made by the Credit Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Agreement (except to the extent that any such representations or warranties expressly referred to a specific prior date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement or the other Loan Documents). Any breach by the Credit Parties of any of its representations, warranties and covenants contained in this Section 7 shall be an Event of Default under the Credit Agreement.

8.    Conditions to Effectiveness. This Agreement shall not become effective unless and until the Administrative Agent has received (a) payment from the Borrowers of an amendment fee in an amount equal to 0.125% times the Commitments, (b) one or more counterparts of this Agreement, duly executed, completed and delivered by the Borrowers, the other Credit Parties and the Required Lenders and (c) a fully-executed amendment to the Term Credit Agreement, in the form attached hereto as Exhibit A.

9.    Reimbursement of Expenses. The Borrowers hereby agree to reimburse the Administrative Agent on demand for all reasonable fees and reasonable out-of-pocket costs and expenses (including without limitation the reasonable and actual fees and expenses of its counsel) incurred by the Administrative Agent in connection with the negotiation, documentation and consummation of this Agreement and the other documents executed in connection herewith and the transactions contemplated hereby.

10.    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK FOR CONTRACTS TO BE PERFORMED ENTIRELY WITHIN SAID STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

11.    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the Borrowers hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12.    Counterparts. This Agreement may be executed in any number of several counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns. Delivery of an executed signature page of this Agreement by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

13.    Entire Agreement. The Credit Agreement as amended through this Agreement embodies the entire agreement between the parties hereto relating to the subject matter thereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

14.    No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

15.    No Third Party Reliance. This Agreement is solely for the benefit of the parties signatory hereto, their successors and permitted assigns. No waiver, consent or amendment pursuant to this Agreement may be relied upon by any third parties.

16.    Release. The Credit Parties hereby remise, release, acquit, satisfy and forever discharge the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer and their respective agents, employees, officers, directors, predecessors, attorneys and all others acting or purporting to act on behalf of or at the direction of the Lenders, the Administrative Agent, the Collateral Agent, or the L/C Issuer of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims and demands whatsoever, in law or in equity, which any of such parties ever had or now has against the Lenders, the Administrative Agent, the Collateral Agent, and the L/C Issuer their respective agents, employees, officers, directors, attorneys and all persons acting or purporting to act on behalf of or at the direction of the Lenders or the Administrative Agent (“Releasees”), for, upon or by reason of any matter, cause or thing whatsoever arising from, in connection with or in relation to the Credit Agreement or any of the other Loan Documents (including this Agreement) through the date hereof. Without limiting the generality of the foregoing, the Credit Parties waive and affirmatively agree not to allege or otherwise pursue any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they do, shall or may have as of the date hereof, including, but not limited to, the rights to contest any conduct of the Lenders, Administrative Agent or other Releasees on or prior to the date hereof.

[Remainder of page intentionally blank; next page is signature page]

IN WITNESS WHEREOF, the parties have caused this Waiver, Consent and First Amendment to Revolving Credit Agreement to be duly executed by their respective officers or representatives thereunto duly authorized, as of the date first above written.

BORROWERS:
JAMES RIVER COAL COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL SERVICE COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

LEECO, INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

TRIAD MINING, INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL COMPANY
WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

TRIAD UNDERGROUND MINING, LLC

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: Member

BLEDSOE COAL CORPORATION

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JOHNS CREEK ELKHORN COAL CORPORATION

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL SALES, INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

BLEDSOE COAL LEASING COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL COMPANY
WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

BLUE DIAMOND COAL COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

MCCOY ELKHORN COAL CORPORATION

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

GUARANTORS:
BDCC HOLDING COMPANY, INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

EOLIA RESOURCES, INC.

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

SHAMROCK COAL COMPANY, INCORPORATED

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL COMPANY
WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

JOHNS CREEK COAL COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JOHNS CREEK PROCESSING COMPANY

By: /s/ Peter T. Socha
Name: Peter T. Socha
Title: CEO

JAMES RIVER COAL COMPANY
WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

LENDER, ADMINISTRATIVE AGENT AND COLLATERAL AGENT:
GENERAL ELECTRIC CAPITAL CORPORATION

By: /s/ Donald J. Cavanagh
Name: Donald J. Cavanagh
Title: Duly Authorized Signatory

L/C ISSUER
GE CAPITAL FINANCIAL, INC.

By: Craig Winslow
Name: Craig Winslow
Title: Duly Authorized Signatory

JAMES RIVER COAL COMPANY
WAIVER, CONSENT AND FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT
SIGNATURE PAGE

Exhibit A

[Term Loan Credit Agreement Amendment]